EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of PharmaCyte Biotech, Inc. ("Company") on Form 10-Q for the period ended January 31, 2015 (“Report”), as filed with the United States Securities and Exchange Commission (“SEC”) on the date hereof, I, Kenneth L. Waggoner, in my capacity as Chief Executive Officer and Interim Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 13, 2015	By: /s/ Kenneth L. Waggoner
Kenneth L. Waggoner, Chief Executive Officer and Interim Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.